Exhibit 3.26

BY-LAWS

of

CMCE DATACOM, INC.

ARTICLE I

SECTION 1.01 Registered Office. The registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

SECTION 1.02 Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders; Stockholders’

Consent in Lieu of Meeting

SECTION 2.01 Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (“Board”) and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.03.

SECTION 2.02 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board, the President or the Secretary of the Corporation, or the recordholders of at least a majority of the shares of Common Stock of the Corporation issued and outstanding, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 2.03 Stockholders’ Consent in Lieu of Meeting. Action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders holding shares of a class of stock permitted to vote at such meeting and such consent is filed with the minutes or the proceedings of the stockholders.

ARTICLE III

Board of Directors

SECTION 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation (the “Certificate”) directed or required to be exercised or done by the stockholders.

SECTION 3.02 Number and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by a vote of a majority of the whole Board. The number of directors constituting the whole Board shall be not less than three, except that when the shares of the Corporation are owned beneficially and of record by less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The “whole Board” refers to the number of directors from time to time authorized to be on the Board regardless of the number of directors then in office. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03 Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time not be specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 2.03.

Vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. In the event that there are not any directors then in office, any vacancies on the Board shall be filled by the stockholders entitled to vote thereon.

SECTION 3.04 Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.05.

(b) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board or the President shall from time to time determine.

(c) Notice of Meetings. The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telecopy, telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed either before or after the time of the meeting stated therein by the person entitled to notice, shall be deemed equivalent to notice.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in their respective notices or waivers of notice thereof.

(e) Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present may adjourn such meeting until a quorum shall be present.

(f) Organization. At each meeting of the Board, the President (if a director) shall act as chairman of the meeting and preside; in the event the President is not a director or is unable to preside because he or she is absent or disabled, any director chosen by a majority of the directors present will preside.

The Secretary or, in the case of his or her absence, any person whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.05 Directors’ Consent in Lieu of Meeting. Action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors or members of such committee and such consent is filed with the minutes or the proceedings of the Board or such committee.

SECTION 3.06 Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.07 Compensation. Directors shall not be entitled to compensation from the Corporation by reason of serving in such capacity. The Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any meeting of the Board or any committee thereof. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees (including, but not limited to, an Executive Committee), each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and subject to applicable law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and shall have such other duties and functions as shall be provided in such resolution.

ARTICLE V

Officers

SECTION 5.01 Executive Officers. The executive officers of the Corporation shall be a President, such number of Vice Presidents (including any Executive or Senior Vice Presidents) as the Board may appoint from time to time, a Secretary and a Treasurer. Any two or more offices may be held by the same person.

SECTION 5.02 Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws.

SECTION 5.03 Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided.

Any officer may resign at any time by giving written notice to the Board or to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as stated above, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation entitled to vote thereon with or without cause.

SECTION 5.04 Vacancies. If an office becomes vacant for any reason, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed by the Board.

SECTION 5.05 The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. He shall have the direction of all other officers, agents and employees. The President may assign such duties to the other officers of the Corporation as he deems appropriate.

SECTION 5.06 Vice Presidents. The Vice Presidents (or in case there shall be more than one Vice President, the Vice President designated by the Board of Directors) shall, in the absence or disability of the President, perform all the duties of the President and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation. Each Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 5.07 Treasurer. The Treasurer shall have charge and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board.

SECTION 5.08 The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it when the same shall have been signed on behalf of the Corporation by a duly authorized officer. He or she shall keep in safe custody the stock certificate books and stockholders’ records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board.

ARTICLE VI

Contracts, Checks, Drafts, Bank Accounts, etc.

SECTION 6.01 Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 6.02 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, or any officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

SECTION 6.03 Proxies in Respect of Stock or Other Securities of Other Entities. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or as a partner in a partnership, and to vote or consent in respect of such stock or securities or partnership interests. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

ARTICLE VII

Shares and Their Transfer; Fixing Record Date

SECTION 7.01 Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate, certifying the number and class of shares owned by him or her in the Corporation and that the Corporation is formed under the laws of Delaware, which shall otherwise be in such form as shall be prescribed by the Board. Certificates shall be issued in consecutive order by class and shall be numbered in the order of their issue, and shall be signed by, or in the name of, the Corporation by the President (or any Vice President) and the Secretary.

SECTION 7.02 Record. A record in one or more counterparts shall be kept of the name of the person owning the shares represented by each certificate for stock of the Corporation issued, the number and class of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on such record shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 7.03 Registration of Stock. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 7.04 Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him or her and, if any stockholder shall fail to designate such address, corporate notices may be served by mail directed to the stockholder at the post office address, if any, that appears on the stock record books of the Corporation or at his or her last known post office address.

SECTION 7.05 Lost, Destroyed and Mutilated Certificate. The Board or an officer of the Corporation designated thereby may, in its discretion, cause to be issued a new certificate for stock of the Corporation of the same class in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificate or, in the case of loss or destruction of a certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 7.06 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any other rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than 50 or less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

Seal

The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal—1994—Delaware”.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on March 31, unless changed by resolution of the Board.

ARTICLE X

Waiver of Notice

Whenever any notice is required to be given by these By-laws or the Certificate or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney, in writing or by telecopy, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE XI

Amendments

These By-laws may be altered or repealed by the vote of a majority of the whole Board, subject to the power of the stockholders of the Corporation entitled to vote thereon to alter or repeal any By-law made by the Board.